Exhibit 10.2

ACV AUCTIONS INC.

2015 LONG-TERM INCENTIVE PLAN

(As amended and restated effective as of November 14, 2020)

WHEREAS, the Company previously amended the Plan on each of February 27, 2017, January 17, 2018 and December 6, 2018 to increase the number of shares of Stock covered by the Plan and the Company now desires to further amend and restate the Plan as set forth herein as of the date hereof.

Section 1. Purpose. The purpose of the amended and restated ACV Auctions Inc. 2015 Long-Term Incentive Plan (the “Plan”) is to assist the Company in attracting, motivating and retaining selected individuals to serve as employees, directors, officers and Consultants by providing incentives to such individuals through the ownership and performance of the Company’s common stock.

Section 2. Definitions

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

(b) “Award” means an Option, Restricted Stock, Unrestricted Stock or Restricted Stock Unit granted under the Plan.

(c) “Award Agreement” means the document or agreement evidencing the grant of an Award by the Company.

(d) “Board” means the board of directors of the Company.

(e) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, that a Participant has: (i) committed a material act of dishonesty or fraud relating to the Company or any of the Company’s subsidiaries or Affiliates; (ii) misappropriated, embezzled, or stolen funds or property (A) of the Company or the Company’s subsidiaries or Affiliates or (B) of customers of the Company or the Company’s subsidiaries or Affiliates; (iii) committed, been indicted, convicted or pled guilty or nolo contender to any felony under state or federal law; (iv) materially failed to perform his employment duties or to comply with reasonable directions of the Board for a period of thirty (30) days following receipt of notice of such failure to perform or comply; (v) been guilty of or engaged in willful misconduct or gross negligence in the performance of Participant’s duties; or (vi) materially breached any representations, warranties, covenants or conditions in any employment, non-competition, confidentiality or other agreement to which the Company or any subsidiary and such Participant is a party.

(f) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following events:

(i) any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50 percent of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50 percent of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the complete dissolution or liquidation of the Company;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than 50 percent of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board within any 24-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(h) “Committee” means the committee appointed by the Board from among its members to administer the Plan. If a separate Committee has not been specifically established, the Board shall constitute the Committee, and all references hereunder to the Committee shall refer to the Board. In addition, the Board shall have the right to exercise, in whole or in part, the authority of the Committee hereunder with respect to certain persons or classes of persons as Participants, in which case as to those persons and as to such authority taken or retained by the Board, references to the Committee herein shall refer to the Board. If and when the shares of Stock become registered under the Exchange Act, the Board shall appoint a Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, as well as comply with the applicable requirements of the exchange upon which the Stock is traded.

(i) “Company” means ACV Auctions Inc., a Delaware corporation.

(j) “Consultant” means any natural person who is engaged by the Company or any Affiliate to render bona fide consulting or advisory services.

(k) Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

(l) “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

(m) “Director” means a non-employee member of the Board.

(n) “Disability” means, with respect to a Participant, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o) “Effective Date” of this amended and restated Plan means the date that the Plan is approved by the Board.

(p) “Eligible Person” means any employee or Director of the Company or an Affiliate, or a Consultant who provides services to the Company or an Affiliate, whom the Committee determines to be an Eligible Person.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Affiliate of the Company, (ii) any employee benefit plan of the Company or any Affiliate of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities.

(s) “Fair Market Value” of Stock, means, as of any date: (i) the closing price of the Stock as reported on the principal nationally recognized stock exchange on which the type of Stock is traded on such date, or if no prices are reported with respect to such Stock on such date, the closing price of the Stock on the last preceding date on which there were reported prices of such Stock or (ii) if Stock of that type is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the Fair Market Value will be determined in good faith by the Board acting in its discretion based upon the reasonable application of a reasonable valuation method taking into account the facts and circumstances existing on the valuation date, which determination will be conclusive.

(t) “Good Reason” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (such period, the “Cure Period”) (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances), and Participant’s resignation from all positions held with the Company must be effective not later than ninety (90) days after the expiration of the Cure Period:

(i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure;

(ii) a material reduction in the Participant’s base salary or target bonus opportunity; or

(iii) a geographical relocation of the Participant’s principal office location that increases the Participant’s one-way commute by more than 50 miles as compared to such Participant’s then-current principal office location immediately prior to such relocation[; provided that if the Participant works remotely during any period in which such Participant’s regular principal office location is a Company office that is closed, then neither Participant’s relocation to remote work or back to the office from remote work will be considered a relocation of such Participant’s principal office location for purposes of this definition].

(u) “Incentive Stock Option” means a stock option granted under Section 5 that is intended to meet the requirements of Section 422 of the Code.

(v) “Non-Qualified Stock Option” means a stock option granted under Section 5 that is not intended to be an Incentive Stock Option.

(w) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(x) “Participant” means an Eligible Person who receives an Award under the Plan.

(y) “Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”

(z) “Restricted Stock” means shares of Stock granted under Section 6 with the restriction that the Participant may not sell, transfer, pledge or assign such shares and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such shares and the right to receive any dividends).

(aa) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Stock, cash or other securities or other property granted under Section 7 with such restrictions as the Committee, in its sole discretion, may impose.

(bb) “Stock” means the common stock of the Company, par value $0.001 per share.

(cc) “Substitute Awards” means Awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(dd) “Ten Percent Stockholder” means an individual who owns (or is deemed to own pursuant to Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

(ee) “Unrestricted Stock” means shares of Stock, other than Restricted Stock, granted under Section 6 subject to such terms and condition as the Committee, in its sole discretion, may impose.

Section 3. Available Shares

(a) Aggregate Shares Available. Subject to adjustment as provided in Section 13(b), a total of 26,834,352 shares of Stock shall be authorized for issuance under the Plan. Shares of stock to be issued under the Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company.

(b) Accounting for Awards.

(i) For purposes of Section 3(a), if an Award entitles the holder thereof to receive or purchase shares of Stock, the number of shares covered by such Award or to which such Award relates shall be counted on the Date of Grant of such Award against the aggregate number of shares of Stock available for granting Awards under the Plan.

(ii) For purposes of Section 3(a), if any shares of Stock subject to an Award are forfeited, expire or otherwise terminate without issuance of such shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such Award, such shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(iii) For purposes of Section 3(a), in the event that (1) any Award granted hereunder is exercised through the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, or (2) withholding tax liabilities arising from such Award are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then the shares so tendered or withheld shall be available for issuance under the Plan.

Section 4. Eligibility and Administration

(a) Eligibility. Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to an employee and an Incentive Stock Option may not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(b) Administration. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan to: (i) select the Eligible Persons to receive Awards; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Stock to be covered by each Award; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Stock or other property; (vi) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (vii) interpret and administer the Plan and any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

Section 5. Options

(a) Grant. Each Option shall be subject to the terms and conditions of this Section and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable and as are set forth in the applicable Award Agreement. The receipt of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.

(b) Exercise Price. Other than in connection with Substitute Awards, and except as otherwise provided by Section 5(e)(ii), the exercise price per share of each Option shall not be less than 100 percent of the Fair Market Value of one share of Stock on the Date of Grant of such Option.

(c) Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that, except as otherwise provided by Section 5(e)(iii), no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(d) Exercise.

(i) Vested Options granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the vested shares of Stock covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of shares of Stock to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(ii) Unless otherwise provided in an Award Agreement, full payment of an Option’s exercise price shall be made at the time of exercise and shall be made: (A) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (B) with the consent of the Committee, by tendering previously acquired shares of Stock (either actually or by attestation, valued at their then Fair Market Value), (C) with the consent of the Committee, by withholding shares of Stock otherwise issuable in connection with the exercise of the Option, (D) through any other method specified in an Award Agreement, or (E) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option be exercised for a fraction of a share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(e) Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Affiliate (provided such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code), subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether shares of Stock are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares of Stock that may be issued pursuant to “incentive stock options” granted under the Plan shall be 26,834,352 shares, subject to adjustments provided in Section 13(b).

(i) Limitation on Exercisable Value. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under the Plan and under any other option plan of the Company shall not exceed $100,000. Any Option granted in excess of this limitation shall be treated as a Nonqualified Stock Option.

(ii) Limitation on Exercise Price. In the case of a Ten Percent Stockholder of the Company, the exercise price of an Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of a share on the date the Incentive Stock Option is granted.

(iii) Limitation on Term. In the case of a Ten Percent Stockholder of the Company, an Incentive Stock Option shall not exercisable after the expiration of five years from the date the Incentive Stock Option is granted.

(iv) Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

(f) Market-Standoff. Following the effective date of an initial public offering or any secondary offering by the Company, the Board may, in its sole discretion, subject the Participant for up to a 180 day period to certain restrictions with respect to the sale, grant, transfer or disposition of the Options and any Stock acquired on exercise thereof to the same extent and in the same manner as such provisions apply to holders of Stock.

Section 6. Awards of Restricted Stock and Unrestricted Stock

(a) Grant. Awards of Restricted Stock may be issued to Eligible Persons either alone or in addition to other Awards granted under the Plan. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

(b) Vesting and Restrictions on Transfer. Shares of Stock issued pursuant to any Award of Restricted Stock may (but need not) be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance criteria as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Company may also grant or offer for sale to an Eligible Person Unrestricted Stock in such amounts and subject to such terms and conditions as the Committee shall determine.

(c) Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the Date of Grant of an Award of Restricted Stock, the Participant shall become a shareholder of the Company with respect to all shares of Stock subject to the Award and shall have all of the rights of a shareholder, including the right to vote such shares of Stock and the right to receive distributions made with respect to such shares. Except as otherwise provided in an Award Agreement, any shares of Stock or other property distributed as a dividend or otherwise with respect to any Award of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the underlying Restricted Stock, and such shares of Stock or other property shall be paid to the Participant within 30 days of the vesting (or if earlier, the lapse of the substantial risk of forfeiture) of the underlying Restricted Stock.

(d) Issuance and Delivery of Shares. The shares of Stock underlying any Award of Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration (including without limitation through eShares or a similar platform to the extent used by the Company) or, issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company by or on behalf of the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. If and when shares of Stock underlying an Award are no longer subject to restrictions, the Company (or eShares or a similar platform, if used by the Company) will, upon the Participant’s request, and subject to the payment of any applicable fees required by eShares or a similar platform, provide a stock certificate or certificates with respect to such shares of Stock without restrictive legends.

Section 7. Restricted Stock Units.

(a) Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to Eligible Persons and may impose conditions on such units as it may deem appropriate. Each grant of a Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.

(b) Subject to vesting any and other conditions imposed by the Committee in the Award Agreement, each grant of a Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one share of Stock. Distributions may be made in cash, shares of Stock, a combination of cash and shares of Stock, as determined by the Committee and contained in the Award Agreement. All other terms governing Restricted Stock Units, such as vesting conditions, time and form of payment and termination and forfeiture of Restricted Stock Units shall be set forth in the Award Agreement.

(c) To the extent provided in an Award Agreement, the holder of Restricted Stock Units may be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Stock) either in cash or, at the sole and absolute discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole and absolute discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as provided by the Committee), which accumulated dividend equivalent amounts shall be payable to the Participant upon the vesting of the Restricted Stock Units to which such dividend equivalent amounts relate, and to the extent such Restricted Stock Units are forfeited, the related dividend equivalent amounts shall also be forfeited.

Section 8. Standard Forms of Award Agreements

(a) Award Agreements. The terms of an Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. No Award or purported Award shall be a binding obligation of the Company unless evidenced by a fully executed Award Agreement.

(b) Authority to Vary Terms. The terms of Awards need not be the same with respect to each type of Award or each Participant. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

Section 9. Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be eligible to vest or be exercisable, and the terms of such vesting or exercise, on and after the date that a Participant ceases to be employed by, or to provide services to, the Company or any Affiliate (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. The Committee, in its sole discretion, may cause an Award Agreement to provide for the accelerated vesting of Awards in the event of the Participant’s death, Disability or termination of employment or services.

Section 10. Change in Control.

(a) Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Committee may provide for any one or more of the following:

(i) Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s employment or service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

(ii) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Notwithstanding the foregoing, in the event of a Change in Control the Board may, in its sole discretion, subject each Participant to substantially the same escrow, holdback, indemnification, earn-out and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of shares of Stock issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such shares of Stock, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement); provided that such obligations, contingencies or encumbrances do not cause an Award to fail to comply with Section 409A of the Code. By accepting an Award, a Participant agrees to execute such documents and instruments as the Board may reasonably require for the Participant to be bound by such obligations.

(iii) Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised shall be canceled in exchange for a payment with respect to each vested share of Stock or vested Restricted Stock Unit (and each unvested share of Stock or vested Restricted Stock Unit, if so determined by the

Committee) subject to such canceled Award in: (A) cash, (B) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (C) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share under such Award to the extent applicable. Notwithstanding the foregoing, in the event of a Change in Control the Board may, in its sole discretion, subject each Participant to substantially the same escrow, holdback, indemnification, earn-out and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of shares of Stock issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such shares of Stock, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement); provided that such obligations, contingencies or encumbrances do not cause an Award to fail to comply with Section 409A of the Code. By accepting an Award, a Participant agrees to execute such documents and instruments as the Board may reasonably require for the Participant to be bound by such obligations.

(b) Suspension of Option Exercises. The Board, in its sole discretion, may suspend the exercise of Options for a limited period of time preceding the Change in Control of the Company (the “Suspension Period”) if such suspension is administratively necessary to facilitate the consummation of the Change in Control. The length of the Suspension Period shall be determined by the Board and shall not exceed 90 days.

(c) Federal Excise Tax Under Section 4999 of the Code.

(i) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization; provided, however, that no such election shall be made if such election would subject the Participant to taxation under Section 409A of the Code.

(ii) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 10(c)(i), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 10(c)(i), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 10(c)(ii).

Section 11. Tax Withholding.

(a) In General. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of: (i) the grant of any Award, (ii) the exercise of an Award, (iii) the vesting and/or delivery of shares of Stock or cash or (iv) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

(b) Withholding in Shares. The Committee shall be authorized, but not required, to establish procedures for Participants to satisfy such obligation for the payment of such withholding taxes described in Section 11(a) by (i) tendering previously acquired shares of Stock (either actually or by attestation, valued at their then Fair Market Value), (ii) by directing the Company to retain shares of Stock (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award or (iii) by such other method as may be set forth in the Award Agreement.

Section 12. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law. The Board may not, without the approval of the Company’s shareholders, amend the Plan to: (a) increase the number of shares of Stock available under the Plan (except for adjustments pursuant to Section 13(b)); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5(b); or (e) take any other action that requires the approval of the Company’s shareholders. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

Section 13. Miscellaneous

(a) Forfeiture Events and Repayment. To the extent applicable, any amount paid under the Plan shall be subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, or as is otherwise required by applicable law or stock exchange listing condition. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or service for Cause or any act by a Participant, whether before or after termination of employment or service, that would constitute Cause for termination of employment or service.

(b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of shares of Stock that may be issued as Incentive Stock Options and the number, class, kind and exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number.

(c) No Right to Awards or to Continued Employment or Service. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Eligible Person the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

(d) Transferability of Awards. No Award and no shares of Stock subject to Awards that have not been issued may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

(e) Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

(f) Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the exercise of the Award and must repay such gain to the Company.

(g) Restrictions. All certificates for shares of Stock delivered under the Plan pursuant to any Award shall be subject to such restrictions as the Committee may deem advisable under any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) Nature of Payments. All Awards granted under the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to an Award granted under the Plan shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate or as may be required by the terms of any employee benefit plans of the Company or any Affiliate.

(i) Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(j) Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

(k) Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

(l) Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

(m) Effective Date & Termination of the Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the ten-year anniversary of the Effective Date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, that such outstanding Awards shall remain in effect until they have been exercised or terminated or have expired; provided further, that no Option shall be exercised (or, in the case of an Award of Restricted Stock, Unrestricted Stock or Restricted Stock Unit, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

(n) Section 409A. The Plan and the grant of Awards under the Plan are intended to either be exempt from, or to comply with, the requirements of Section 409A of the Code, and shall be administered and interpreted in a manner that is consistent with such intention.

(o) Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

*        *        *         *        *

CALIFORNIA SUPPLEMENT

Pursuant to Section 12 of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Law:

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1. Additional Limitations on Options.

(a) Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.

(b) Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for cause (as defined by applicable law, the terms of any contract of employment between the Company and such Participant, or in the instrument evidencing the grant of such Participant’s Option), in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, until the earlier of (i) at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), and (iii) the Option expiration date.

(c) Adjustment to shares of Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, proportionate adjustments shall be made as appropriate to (i) the number of shares of Stock purchasable under an Option and (ii) the exercise price of any Option.

(d) Transferability of Right to Purchase. Subject to such further restrictions as may be provided in the Plan, Options are not transferable except by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended.

(e) Final Date for Grants. Subject to such further restrictions as may be set forth in the Plan, Options must be granted within ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

ACV AUCTIONS INC.

2015 LONG-TERM INCENTIVE PLAN

NOTICE OF EXERCISE

The undersigned Participant hereby elects to exercise the Option pursuant to the ACV Auctions Inc. 2015 Long-Term Incentive Plan, as amended (the “Plan”) with the Date of Grant set forth below to purchase the number of shares of common stock, par value $0.001 per share (the “Stock”), of ACV Auctions Inc. (the “Company”) set forth below for the Total Exercise Price set forth below.

Option Information:

Date of Grant: ______________________	Type of Option: Non-Qualified Stock Option

Exercise Price Per Share: $ _____________	Total Number of Option Shares: __________

Exercise Information:

Total Exercise Price: $ _____________
Number of Shares of Stock as to which the Option is Exercised: _________________________
Name in which Stock Certificates are to be Issued: ____________________________________

eShares Payment:

☐ Payment of the Total Exercise Price and Tax Withholding through eShares using a linked account

Other Payment Methods:

☐ Payment of the Total Exercise Price and Tax Withholding through one of the alternative methods specified below.

These payment methods require that this Notice of Exercise be printed and submitted by the Participant to the Company at:	ACV Auctions Inc. Attention: Chief Financial Officer 640 Ellicott Street Buffalo, New York 14203

Payment of Exercise Price:

☐ A check for $________, made payable to the order of “ACV Auctions Inc.”

☐ Delivery to the Company of owned and unencumbered shares of Stock (contact the Company to determine the number of shares)

☐ Reduction in the number of shares of Stock otherwise deliverable upon exercise of the Option

Payment of Tax Withholding:

☐ A check for $________, made payable to the order of “ACV Auctions Inc.”

Stockholders Agreements

The exercise of the Option is conditioned upon the Participant having signed the Stockholder Agreements of the Company or such other similar agreements as the Company may reasonably request. If the Participant has not already signed such agreement(s), the Participant should contact the Company at the address provided above to obtain a copy for execution.

Participant

Signature

Name (print):

Date:

ACV AUCTIONS INC.

2015 LONG-TERM INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”) is made effective as of the Date of Grant specified below, by and between ACV Auctions Inc., a Delaware corporation (the “Company”), and the Participant.

Participant:	As set forth in eShares.

Date of Grant:	As set forth in eShares.

Number of Option Shares:	As set forth in eShares.

Exercise Price Per Share:	As set forth in eShares.

Option Expiration Date:	As set forth in eShares.

Type of Option:	As set forth in eShares.

Vested Shares:	The Number of Option Shares that become Vested Shares as of any date is determined pursuant to Appendix A attached to this Agreement.

The purpose of this Agreement is to establish a written agreement evidencing the Option granted pursuant to the ACV Auctions Inc. 2015 Long-Term Incentive Plan (the “Plan”). All of the terms and conditions of the Plan are fully incorporated herein by reference. Unless the context clearly indicates otherwise, capitalized terms used but not defined herein will have the meaning given to such terms in the Plan.

Section 1. Grant of Option.

(a) Grant. Pursuant to Section 5 of the Plan, the Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Stock of the Company equal to the Number of Option Shares set forth above, at the Exercise Price Per Share set forth above and on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan.

(b) Consideration. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company.

Section 2. Exercise of the Option.

(a) Right to Exercise. Except as otherwise provided herein, prior to the termination of the Option (as provided in Section 7), the Option shall be exercisable in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 12(b) of the Plan.

(b) Method of Exercise. The Option, to the extent vested and exercisable, may be exercised in whole or in part, provided that the Option may not be exercised for less than one share of Stock in any single transaction. The Option shall be exercised by written notice given by the Participant to the Company on the form provided by the Company for such purpose specifying the number of shares of Stock that the Participant elects to purchase and the exercise price being paid, accompanied by full payment of such exercise price.

(c) Payment of Exercise Price. Payment of the exercise price for the number of shares of Stock for which the Option is being exercised may be made in:

(i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds);

(ii) by delivery to the Company of other shares of Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares;

(iii) by reduction in the number of shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or

(iv) any combination of any of the foregoing.

(d) Issuance of Shares of Stock. Upon determining that compliance with the Plan and this Agreement has occurred, including compliance with Section 3, Section 4, Section 5 and Section 6, the Company shall issue certificates for the shares of Stock purchased; if the Participant has elected to pay the exercise price (or applicable tax withholding pursuant to Section 3) using shares of Stock to be received from his or her exercise of the Option, the Company shall issue certificates for the shares of Stock purchased, less the number of shares of Stock used in payment of the exercise price (and applicable tax withholding, if applicable). Under no circumstances will fractional shares of Stock be issued; if the Participant elects to pay the exercise price using shares of Stock already owned by him or her, or shares of Stock to be received from his or her exercise of the Option and such payment involves a fraction of a share, the remaining fraction of such share shall be redeemed by the Company and the Company shall pay the Participant the Fair Market Value of such fractional shares of Stock in lieu of issuing such fractional share.

Section 3. Tax Withholding.

(a) Prior to the issuance of shares of Stock upon the exercise of the Option, the Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the exercise of the Option and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(i) tendering a cash payment;

(ii) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Stock are withheld with a value exceeding the higher of the minimum amount of tax required to be withheld by law or such other amount that will not trigger a negative accounting impact; or

(iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

(b) Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company: (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or exercise of the Option or the subsequent sale of any shares of Stock; and (ii) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

Section 4. Stockholders Agreements. The exercise of the Option shall be conditioned upon the Participant executing a joinder agreement (in a form acceptable to the Company) to that certain Series Seed Preferred Stock Investment Agreement among the Company and the Purchaser and Key Holder parties thereto, dated as of April 3, 2015 (the “Investment Agreement”), pursuant to which the Participant shall agree that any shares of Stock acquired by the Participant upon exercise of the Option shall be subject to Section 5 of the Investment Agreement (Restrictions on Transfer; Drag Along), Section 7 of the Investment Agreement (Election of Board of Directors; Other Board Matters), and the related definitions set forth on Exhibit A to the Investment Agreement, or, if such agreement is no longer in effect at such time, a stockholders agreement of the Company in effect at such time or such other similar agreements as the Company may reasonably request (the “Stockholders Agreements”), if the Participant is not already a party thereto at the time of exercise. The Participant acknowledges and agrees that if a stockholders agreement of the Company is in effect at the time the Participant exercises the Option, any shares of Stock subject to this Option shall be Restricted Stock under such stockholders agreement. The Participant also acknowledges and agrees that any shares of Stock acquired by the Participant upon exercise of the Option shall automatically be subject to any restrictions on transfer contained in the First Amended and Restated Bylaws of the Company, as may be amended after the date hereof.

Section 5. Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Shares will be issued in accordance with the procedures set forth by eShares, or such other similar platform as the Company may use from time to time.

Section 6. Securities Law Matters.

(a) As a precondition to the Company’s execution of this Agreement and the grant of the Option hereunder, the Participant represents to the Company that the Option is being, and (unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the “Act”)) any shares of Stock acquired by the Participant upon exercise of the Option shall be, acquired by the Participant solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same.

(b) The Participant acknowledges and agrees that the Option may not be offered for sale, sold, pledged, hypothecated or otherwise transferred or disposed of in any manner inconsistent with this Agreement or the Plan, and that any shares of Stock acquired upon exercise of the Option may not be offered for sale, sold or otherwise transferred or disposed of unless: (i) a Registration Statement with respect thereto shall then be effective under the Act, and the Participant shall have provided proof satisfactory to counsel for the Company that he or she has complied with all applicable state securities laws; or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer of the shares of Stock is exempt from the registration requirements of the Act and may otherwise be effected in compliance with any other applicable law, including all applicable state securities laws.

(c) The Participant understands that neither the Option nor any shares of Stock underlying the Option have been registered under the Act by reason of a specific exemption under the provisions of the Act which depends on his or her intention to hold the Option and the shares of Stock for investment purposes. The Participant understands that the shares of Stock must be held in a manner consistent with the rules and regulations of the Securities and Exchange Commission unless they are subsequently registered under the Act or an exemption from registration is available, and that the Company is under no obligation to register the shares of Stock or to effect compliance with any exemption from such registration requirements. The Participant understands that because the shares of Stock have not been registered under the Act and cannot be resold unless they are subsequently registered under the Act or an exemption from registration is available, he or she must bear the economic risk of his or her investment in the shares of Stock for an indefinite period of time.

(d) The Participant confirms that the Company is relying upon the representations contained in this Section 6 in connection with the issuance of the Option and, upon due exercise, any shares of Stock underlying the Option. The Participant undertakes to notify the Company immediately of any change in any representation, warranty or other information set forth in this Section 6, and agrees that such representations and warranties and agreements, undertakings and acknowledgements contained herein shall survive the exercise of the Option. In consideration of such issuance, the Participant hereby indemnifies and holds harmless the Company, and the officers, directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys’ fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or the Participant’s failure to comply with, any representation or agreement contained in this Section 6.

Section 7. Termination of the Option. The Option shall terminate and may no longer be exercised after the first to occur of: (a) the close of business on the Option Expiration Date; (b) the close of business on the last date for exercising the Option following termination of the Participant’s employment or service as described in Section 8; or (c) a Change in Control, to the extent provided in Section 9.

Section 8. Effect of Termination of Employment or Service.

(a) Exercisability. The Option shall terminate immediately upon the Participant’s termination of employment or service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(i) Disability. If the Participant’s employment or service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s employment or service is terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year after the date on which the Participant’s employment or service is terminated, but in any event no later than the Option Expiration Date.

(ii) Death. If the Participant’s employment or service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s employment or service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one year after the date on which the Participant’s employment or service terminated, but in any event no later than the Option Expiration Date.

(iii) Termination for Cause. If the Participant’s employment or service is terminated for Cause or if, following the Participant’s termination of employment or service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of employment or act.

(iv) Other Termination of Employment or Service. If the Participant voluntarily terminates employment or service for any reason or the Participant’s employment or service terminates for any reason except Disability, death or termination for Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s employment or service terminated, may be exercised by the Participant at any time prior to the expiration of three months after the date on which the Participant’s employment or service terminated, but in any event no later than the Option Expiration Date.

Section 9. Effect of Change in Control. In the event of a Change in Control, Section 9 of the Plan will govern the treatment of the Option.

Section 10. Miscellaneous.

(a) Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating the restrictions on transferability of the shares of Stock issued upon exercise of the Option pursuant to the applicable Stockholders Agreements or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Stock are then listed or quoted.

(b) Transferability. The Option and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or applicable laws of decent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege conferred thereby, contrary to the provisions of the Plan or this Agreement, or upon the sale or levy or attachment or similar process upon the rights and privileges conferred thereby, the Option shall immediate terminate and become null and void.

(c) Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to the shares of Stock purchased pursuant to the exercise of the Option until the date of the issuance of a certificate of stock representing such shares of Stock.

(d) Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, if required, the shares of Stock underlying the Option shall be adjusted in any manner as contemplated by Section 12(b) of the Plan.

(e) No Right to Continued Employment or Service. The Participant’s right, if any, to continue to serve the Company or any Affiliate as an employee or otherwise will not be enlarged or otherwise affected by the Plan or this Agreement. This Agreement does not restrict the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, with or without Cause.

(f) Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s rights under this Agreement without the Participant’s consent.

(g) Cancellation of Award. Notwithstanding Section 10(f) of this Agreement, if the Participant in any way violates the terms of any confidentiality, non-competition, or non-solicitation agreement, or other similar agreements entered into between the Company and the Participant, then the Committee in its sole discretion may cancel the Option.

(h) Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: (i) if to the Company, to the Company’s principal corporate office; and (ii) if to the Participant or his or her successor, to the address last furnished by such person to the Company. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer-back is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 10(h).

(i) Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

(j) Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

(k) No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(l) Interpretation. This Agreement is subject to and controlled by the Plan. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company. This Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them. In the event that any provision of this Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context. Unless the context otherwise requires, references herein to a “Section” means a Section of this Agreement. Section headings contained herein are for convenience only and shall not alter any of the parties’ respective rights or obligations hereunder.

(m) Governing Law. This Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

(n) Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Facsimile signatures shall have the effect of actual signatures for purposes of this Agreement.

(o) Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

(signature page immediately follows)

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first set forth above.

ACV AUCTIONS, INC.

By:
Name:
Title:

Participant

Name (print):

Appendix A

Vesting Schedule

Provided that the Participant provides continuous services to the Company or any Affiliate through each such date, and, subject to earlier termination under Section 7 of this Agreement, the Number of Option Shares that become Vested Shares (disregarding any resulting fractional share) as of any date is determined as set forth in eShares, or such other similar platform as the Company may use from time to time.

ACV AUCTIONS INC.

2015 LONG-TERM INCENTIVE PLAN

(As amended and restated effective as of November 14, 2020)

RESTRICTED STOCK UNIT GRANT NOTICE

ACV Auctions Inc. (the “Company”), pursuant to its 2015 Long-Term Incentive Plan, as amended and restated effective as of November 14, 2020 (the “Plan”), hereby grants to Participant an award of Restricted Stock Units (“RSUs”). This grant of RSUs is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) and the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.

PARTICIPANT:

DATE OF GRANT:

NUMBER OF RSUs:

VESTING COMMENCEMENT DATE:

VESTING SCHEDULE:

Two vesting requirements must be satisfied on or before the Forfeiture Date (as defined below) in order for the RSUs to vest – a time and service-based requirement as described under the heading “Time-Based Component” below (the “Time-Based Component”) and the occurrence of a Liquidity Event as described under the heading Performance-Based Component” below (the “Performance-Based Component”).

The RSUs will not vest (in whole or in part) unless both the Time-Based Component and the Performance-Based Component requirements are satisfied. If both vesting requirements are satisfied, the vesting date (“Vesting Date”) of an RSU will be the first date upon which both of those requirements were satisfied with respect to that particular RSU.

Time-Based Component: [use for monthly vesting] [The Time-Based Component will be satisfied as to 25% of the RSUs on the one-year anniversary of the Vesting Commencement Date and 1/36 of the remaining RSUs will be satisfied on each monthly anniversary of the Vesting Commencement Date thereafter (such that the Time-Based Component shall be satisfied as to 100% of the RSUs on the four-year anniversary of the Vesting Commencement Date), provided that Participant remains an employee, Director or Consultant of the Company or any of its Affiliates (“Service Provider”) through each applicable date.]

[use for quarterly vesting] [The Time-Based Component will be satisfied as to 25% of the RSUs on the first Quarterly Date on or following the one-year anniversary of the Vesting Commencement Date and 1/12 of the remaining RSUs will be satisfied on each Quarterly Date thereafter (such that the Time-Based Component shall be satisfied as to 100% of the RSUs on the four-year anniversary of the first Quarterly Date on or following the Vesting Commencement Date), provided that Participant remains an employee, Director or Consultant of the Company or any of its Affiliates (“Service Provider”) through each applicable date. “Quarterly Date” means January 15, April 15, July 15 and October 15.]

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[Notwithstanding the foregoing, the Time-Based Component will be satisfied upon Participant’s termination by the Company without Cause or Participant’s resignation for Good Reason (in either case, an “Involuntary Termination) within three (3) months prior to, or twelve (12) months following, the consummation of a Change in Control.] [use when double-trigger time-based acceleration is being provided]

Performance-Based Component: The Performance-Based Component will be satisfied upon the occurrence of a Liquidity Event on or prior to the Forfeiture Date and provided that Participant remains a Service Provider through the date of the Liquidity Event. “Liquidity Event” means the earlier of (i) a Change in Control, provided that such Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5), or any successor thereto (the “Change in Control Event”), or (ii) the effective date of a registration statement of the Company filed under the U.S. Securities Act of 1933, as amended, for the first sale or resale of the Company’s Common Stock pursuant to a registration statement on Form S-1 (or any successor thereto) with the United States Securities and Exchange Commission (the “IPO”).

Forfeiture Date: The Forfeiture Date will be the first to occur of: (i) the seven (7)-year anniversary of the Date of Grant; (ii) in the event that Participant ceases to be a Service Provider due to a termination for Cause or a determination is made that Participant engaged in conduct that would be grounds for a termination for Cause (whether or not Participant’s service relationship is terminated for Cause or Participant resigns prior to such determination), the date Participant’s service is terminated; or (iii) the occurrence of a forfeiture under Section F of the RSU Award Agreement.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of this Grant Notice, the RSU Award Agreement, and the Plan, which are attached hereto. Participant has reviewed the Plan, this Grant Notice and the RSU Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the RSU Award Agreement. In the event of any conflict with this Grant Notice, the Plan and the RSU Award Agreement shall control. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan, this Grant Notice and the RSU Award Agreement.

This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. This Grant Notice may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. By executing this Grant Notice and accepting an Award, the undersigned acknowledges receipt of the RSU Award Agreement and Plan.

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PARTICIPANT	ACV AUCTIONS INC.
By:	By:
Name:	Name:
Print Name:	Title:
Date:	Date:

Attachments:

1.	Restricted Stock Unit Award Agreement

2.	2015 Long-Term Incentive Plan, as amended and restated effective as of [Date].

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ACV AUCTIONS INC.

2015 LONG-TERM INCENTIVE PLAN

(As amended and restated effective as of November 14, 2020)

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the terms of the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), ACV Auctions Inc., a Delaware corporation (the “Company”), has granted to Participant (as defined in the Grant Notice) Restricted Stock Units (“RSUs”) under its 2015 Long-Term Incentive Plan, as amended and restated effective as of November 14, 2020 (the “Plan”), as indicated in the Grant Notice. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. Participant agrees to be bound by the terms and conditions of the Plan, which control in case of any conflict with this Agreement.

A. VESTING. Subject to the limitations contained herein and therein, the RSUs will vest as provided in the Grant Notice.

B. TERMINATION. In the event Participant ceases to be a Service Provider for any or no reason, all RSUs that remain unvested (i.e., have not met the Time-Based Component and the Performance-Based Component) as of such termination will immediately terminate upon such termination; [provided that, if such Participant ceases to be a Service Provider as a result of an Involuntary Termination, the unvested RSUs will remain outstanding to the extent necessary to give effect to the potential vesting acceleration set forth in the Grant Notice]][use bracketed provision when double-trigger time-based acceleration is being provided]. Further, if the Performance-Based Component is not satisfied on or before the Forfeiture Date, all RSUs (regardless of whether or not, or the extent to which, the Time-Based Component had been satisfied as to such RSUs) will automatically terminate upon such date. Upon a termination of one or more RSUs pursuant to this Section B, Participant will have no further rights with respect to such RSUs. Notwithstanding anything herein or in the Plan to the contrary, Participant shall not be entitled to any Settlement (as defined below) with respect to the RSUs following a termination of employment or engagement, as applicable, unless Participant executes (and does not revoke) a general release, in a form to be prepared by the Company, of any and all claims against the Company and its affiliates, directors and officers (the “Release”) within sixty (60) days following such date of termination of employment, or engagement, as applicable, or such earlier date by which Settlement would be required to be made in order to constitute a “short term deferral” for purposes of Code Section 409A of the Code (“Section 409A”).

C. SETTLEMENT. Subject to satisfaction of the Withholding Obligation set forth in Section I below, for each vested RSU, the Company will issue or deliver to Participant one (1) share of Stock, cash or a combination of both, as determined by the Company, in its sole discretion (“Settlement”) on the applicable Vesting Date for such Vested RSU or, if such Vesting Date is not a business day, on the next following business day, on the following schedule (each such date below, a “Settlement Date”):

•

if the Vesting Date occurs as a result of an IPO, the vested RSUs shall be settled on the earlier to occur of (1) the date that is six months following the Vesting Date; (2) March 15th of the year following the calendar year in which the Vesting Date occurred; and (3) such earlier date determined by the Board or Committee;

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•	if the Vesting Date occurs as a result of a Change in Control Event, the vested RSUs shall be settled no later than 30 days following the Vesting Date;

•

if the Vesting Date occurs under the Time-Based Component following satisfaction of the Performance-Based Component, the vested RSUs shall be settled on the Vesting Date or on a later date determined by the Board or Committee, as applicable, that is not later than December 31 of the calendar year in which the Vesting Date occurred, or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), not later than March 15th of the year following the calendar year in which the Vesting Date occurred.

Notwithstanding the foregoing provisions of Section C, with respect to Vesting Dates that occur following the IPO:

If the Vesting Date does not occur (1) during an “open window period” applicable to the Participant, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when the Participant is otherwise permitted to sell shares of Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(i) either (1) no Withholding Obligation applies, or (2) the Company decides, prior to the Vesting Date, (A) not to satisfy the Withholding Obligation by withholding shares of Stock from the shares of Stock otherwise due, on the Vesting Date, to Participant under the RSU, and (B) not to permit the Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section I of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit the Participant to pay the Withholding Obligation in cash,

(ii) then the shares of Stock that would otherwise be settled to the Participant on the Vesting Date will not be settled on such Vesting Date and will instead be settled on the first business day when the Participant is not prohibited from selling shares of Stock in the open public market, but in no event later than (a) December 31 of the calendar year in which the Vesting Date occurs, or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than March 15th of the year immediately following the calendar year in which the Vesting Date occurred.

Each RSU that is settled in shares of Stock shall be settled on a one-to-one basis. Upon the issuance of shares of Stock, Participant shall thereafter have all the rights of a stockholder of the Company with respect to such Stock, subject to Section H below, if applicable.

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D. STOCKHOLDERS AGREEMENTS. If any of the vested RSUs are settled in shares of Stock, Participant shall, if requested by the Company, be required to execute and deliver one or more stockholders agreements (pursuant to which, among other features, Participant’s shares would be subject to a drag-along right with a proxy to vote the shares of Stock in favor of a transaction) in such form as the Board or Committee shall require.

E. STOCKHOLDER RIGHTS; DIVIDEND EQUIVALENTS. Participant shall not have any rights of a stockholder with respect to the shares of Stock underlying the RSUs (including, without limitation, any voting rights or any right to dividends paid with respect to the shares of Stock underlying the RSUs), unless and until Participant actually receives settlement of the shares of Stock of the Company underlying the RSUs. Dividend equivalents shall not be credited to Participant during the term of the RSUs.

F. COVENANTS AGREEMENT; VIOLATION OF POLICY. Notwithstanding anything herein or elsewhere to the contrary, any and all outstanding RSUs are subject to forfeiture in the event Participant (i) breaches any agreement between Participant and the Company with respect to non-competition, non-solicitation, assignment of inventions and contributions and/or non-disclosure obligations of Participant or (ii) materially violates any agreement between Participant and the Company or its Affiliates or any Company policy previously provided or made available to Participant, including, without limitation, any policy related to workplace conduct and behavior, sexual harassment or discrimination.

G. COMPLIANCE WITH LAWS. Notwithstanding anything in this Agreement to the contrary, no shares of Stock shall be issued unless such issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan.

H. LOCK-UP AGREEMENT. In addition to any other limitation on transfer or other restrictions applicable to shares of Stock issued in settlement of the RSUs, the lock-up agreement contained in this Section shall apply to the Stock and other securities of the Company however and whenever acquired upon conversion of or in exchange for the Stock (other than those included in the IPO registration). The Participant hereby agrees that the Participant will not, without the prior written consent of the Company and the managing underwriter of the IPO, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on: (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery

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of Stock or other securities, in cash or otherwise. The foregoing provisions of this Section shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Participant if all officers, directors and holders of more than one percent (1%) of the Company’s outstanding Stock (after giving effect to the conversion into Stock of all outstanding Preferred Stock) enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Stock of the Participant (and transferees and assignees thereof) until the end of such restricted period.

I. WITHHOLDING. As a condition to the issuance of Shares pursuant to the RSUs, Participant agrees to make arrangements satisfactory to the Company for the payment of the Withholding Obligation (as defined below) that arises upon grant, vesting and/or settlement of the RSUs (or any portion thereof) and at any other time as reasonably requested by the Company in accordance with applicable tax laws. In furtherance of the foregoing, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agrees to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company (or any Affiliate, if applicable) that arise in connection with Participant’s RSU Award (the “Withholding Obligation”).

By accepting this RSU Award, Participant acknowledges and agrees that the Company or any Affiliate of the Company may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to Participant’s RSUs by any of the following means or by a combination of such means, and Participant’s acceptance of this RSU Award constitutes Participant’s consent to any such actions: (i) causing Participant to pay any portion of the Withholding Obligation in cash, check or wire of immediately available funds; (ii) withholding from any compensation otherwise payable to Participant by the Company (or Affiliate, if applicable); (iii) withholding shares of Stock from the shares of Stock issued or otherwise issuable to Participant in connection with the RSU Award with a Fair Market Value as of the applicable date of determination equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using up to (but not in excess of) the applicable minimum statutory or other withholding rates; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the compensation committee thereof, as applicable; (iv) permitting or requiring Participant to enter into a “same day sale” or “sell to cover” arrangement, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby Participant irrevocably elects to sell a portion of the shares of Stock to be delivered in connection with Participant’s RSUs to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates; or (v) any other method of withholding determined by the Company and permitted by applicable law. Unless the Withholding Obligation is satisfied or deemed to be not applicable in the sole discretion of the Board or Committee, the Company will have no obligation to deliver to Participant any shares of Stock or any other consideration pursuant to the RSUs to which the Withholding Obligation relates.

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In the event the Withholding Obligation arises prior to the delivery to Participant of shares of Stock or it is determined after the delivery of shares of Stock to Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company (or any applicable Affiliate) harmless from any failure by the Company to withhold the proper amount.

J. SECTION 409A. This award of RSUs is intended to constitute a “short term deferral” for purposes of Section 409A to the greatest extent possible, and otherwise is intended to comply with Section 409A, and the RSUs will be administered and interpreted in accordance with that intent. Each issuance of shares of Stock or payment of cash following a Vesting Date shall be considered a separate payment. The Company makes no representation or warranty that the RSUs are compliant with, or exempt from, Section 409A and shall have no liability to Participant or any other person if any amounts provided under this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following Participant’s separation from service shall instead be paid on the first business day after the date that is six months following Participant’s separation from service (or, if earlier, Participant’s date of death).

K. NON-TRANSFERABILITY. No RSUs, or any rights relating thereto, may be transferred, pledged, assigned, otherwise encumbered or disposed of by Participant, other than by will or by the laws of descent and distribution, and any such purported transfer, pledge, assignment, other encumbrance or disposition shall be null and void. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

L. OTHER PLANS. No amounts of income received by Participant pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

M. NO GUARANTEE OF CONTINUED SERVICE. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE PLAN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR SERVICE AND SHALL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

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N. ENTIRE AGREEMENT; GOVERNING LAW AND VENUE. The Plan, this Agreement and the Grant Notice, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. This Agreement and all matters arising directly or indirectly herefrom shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

O. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and Participant and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to Participant and may not be assigned by Participant without the prior consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

P. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and Participant. Notwithstanding the foregoing, this Agreement may be amended solely by the Board or Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Participant, and provided that, except as otherwise expressly provided in the Plan, no such amendment may adversely affect Participant’s rights hereunder without Participant’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to Participant, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the RSU Award which is then subject to restrictions as provided herein.

Q. REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. Participant represents and warrants to the Company that: (i) Participant has the absolute and unrestricted capacity, right, power and authority to enter into and to perform Participant’s obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of Participant, enforceable against Participant in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

R. HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

S. SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

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AMENDMENT TO

ACV AUCTIONS INC.

2015 LONG-TERM INCENTIVE PLAN

(As amended and restated effective as of November 14, 2020)

THIS AMENDMENT TO ACV AUCTIONS INC. 2015 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED (this “Amendment”) is made as of February 4, 2021, by ACV AUCTIONS INC., a Delaware corporation (“Company”).

Recitals:

A.    The Company authorized and approved that certain ACV Auctions Inc. 2015 Long-Term Incentive Plan, as amended and restated effective as of November 14, 2020 (the “Plan”).

B.    The Company desires to amend the Plan in order to increase the number of shares of the common stock of the Company, par value $0.001 per share, available for issuance under the Plan from 26,834,352 to 27,584,352

Agreement:

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the foregoing recitals, which are incorporated herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Defined Terms. Each capitalized term used in this Amendment shall have the same meaning ascribed to such term in the Plan, unless otherwise defined in this Amendment.

2.    Amendments to the Plan.

a.    Section 3(a) of the Plan is hereby amended by deleting the reference to “26,834,352” contained therein and in its stead inserting a reference to “27,584,352”.

b.    Section 5(e) of the Plan is hereby amended by deleting the reference to “26,834,352” contained therein and in its stead inserting a reference to “27,584,352”.

3.    Conflict. If any conflict exists between the terms or provisions of the Plan and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

4.    Effect of Amendment. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Plan. As amended by this Amendment, the Plan shall remain in full force and effect and is ratified by the parties hereto. This Amendment contains the entire agreement of the parties with respect to the matters set forth herein, all preliminary negotiations with respect thereto are merged into and superseded by this Amendment and all references to the Plan shall mean the Plan as amended by this Amendment.

5.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the participants in the Plan and their respective successors, assigns, and nominees permitted under the Plan.

6.    Governing Law. This Amendment and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

7.    Electronic Signature. This Amendment may be executed by means of facsimile or email in .pdf or similar format, which shall be deemed an original signature.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first set forth above.

ACV AUCTIONS INC.

By: /s/ George Chamoun

Name:	George Chamoun
Title:	Chief Executive Officer

[Amendment to Incentive Plan]